Davis Polk & Wardwell llp 450 Lexington Avenue New York, NY 10017 davispolk.com

February 23, 2026

Morgan Stanley
1585 Broadway
New York, New York 10036

Morgan Stanley Finance LLC
1585 Broadway
New York, New York 10036

Exhibits 5-A and 23-B

OPINION OF DAVIS POLK & WARDWELL LLP

Ladies and Gentlemen:

Morgan Stanley, a Delaware corporation (the “Company”), and Morgan Stanley Finance LLC, a Delaware limited liability company (“MSFL”), are filing with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (as it may be amended or supplemented from time to time, the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), the following securities, at an aggregate initial offering price duly authorized by the Company (the “Securities”): (a) shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), (b) shares of the Company’s preferred stock, par value $0.01 per share (“Preferred Stock”), to be issued from time to time in one or more series, (c) debt securities of the Company and MSFL (“Debt Securities”), which Debt Securities of MSFL will be fully and unconditionally guaranteed by the Company, (d) warrants of the Company and MSFL to purchase or sell (i) securities issued by the Company or by MSFL, as applicable, or by an entity affiliated or not affiliated with the Company or MSFL, as applicable, a basket of such securities, an index or indices of such securities or any other property, (ii) currencies or (iii) any combination of the foregoing (collectively, the “Warrants”), which Warrants of MSFL will be fully and unconditionally guaranteed by the Company, (e) purchase contracts of the Company and MSFL (“Purchase Contracts”) requiring the holders thereof to purchase or sell (i) securities issued by the Company or by MSFL, as applicable, or by an entity affiliated or not affiliated with the Company or MSFL, as applicable, a basket of such securities, an index or indices of such securities or any other property, (ii) currencies, (iii) commodities or (iv) any combination of the foregoing, which Purchase Contracts issued by MSFL will be fully and unconditionally guaranteed by the Company, (f) Warrants, Purchase Contracts, Common Stock, Preferred Stock, Debt Securities and debt obligations issued by an entity affiliated or not affiliated with the Company or MSFL, as applicable, or any combination thereof that may be offered in the form of Units (“Units”), which Units of MSFL will be fully and unconditionally guaranteed by the Company, (g) an indeterminate number of depositary shares representing fractional interests in shares or multiple shares of the Preferred Stock (the “Depositary Shares”) and (h) guarantees of the Company with respect to the Debt Securities, Warrants, Purchase Contracts and Units to be issued by MSFL under the MSFL Senior Indenture, the MSFL Warrant Agreement, the MSFL Unit Agreement or the MSFL Unit Agreement Without Holders’ Obligations (each as defined below), as applicable.  As used herein, the term “Debt Securities” includes Pre-paid Morgan Stanley Purchase Contracts and Pre-paid MSFL Purchase Contracts (each as defined below) issued under an indenture.

The Debt Securities issued by the Company (including, if any, certain Purchase Contracts issued by the Company that require the holders thereof to satisfy their obligations thereunder when such Purchase Contracts are issued and settled in cash (“Cash-settled Pre-paid Morgan Stanley Purchase Contracts” and, together with Purchase Contracts issued by the Company that contain a similar requirement but do not settle in cash, “Pre-paid Morgan Stanley Purchase Contracts”)), are to be issued from time to time as either (a) senior indebtedness of the Company under a senior indenture dated as of November 1, 2004 between the Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)), as Trustee (as supplemented by a First Supplemental Senior Indenture dated as of September 4, 2007, a Second Supplemental Senior Indenture dated as of January 4, 2008, a Third Supplemental Senior Indenture dated as of September 10, 2008, a Fourth Supplemental Senior Indenture dated as of December 1, 2008, a Fifth Supplemental Senior Indenture dated as of April 1, 2009, a Sixth Supplemental Senior Indenture dated as of September 16, 2011, a Seventh Supplemental Senior Indenture dated as of November 21, 2011, an Eighth Supplemental Senior Indenture dated as of May 4, 2012, a Ninth Supplemental Senior Indenture dated as of March 10, 2014, a Tenth Supplemental Senior Indenture dated as of January 11, 2017 and an Eleventh Supplemental Senior Indenture dated as of March 24, 2021, and as may be further supplemented or amended from time to time, the “Morgan Stanley Senior Indenture”), which senior indebtedness may include the Company’s Global Medium-Term Notes, Series F, Series I, Series J and Series K (the “Morgan Stanley Senior Notes”), (b) subordinated indebtedness of the Company (the “Morgan Stanley Subordinated Notes”) under a subordinated indenture dated as of October 1, 2004 between the Company and The Bank of New York Mellon (as successor to J.P. Morgan Trust Company, National Association), as Trustee (as may be supplemented or amended from time to time, the “Morgan Stanley Subordinated Indenture” and, together with the Morgan Stanley Senior Indenture, the “Morgan Stanley Indentures”).  The Warrants issued by the Company, if any, will be issued under the Warrant Agreement dated as of November 1, 2004 (as may be amended from time to time, the “Morgan Stanley Warrant Agreement”) between the Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)), as Warrant Agent.  The Purchase Contracts issued by the Company (other than Cash-settled Pre-paid Morgan Stanley Purchase Contracts) and Units issued by the Company, if any, may be issued under the Unit Agreement dated as of November 1, 2004 (as may be amended from time to time, the “Morgan Stanley Unit Agreement”) among the Company, The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)), as Unit Agent, as Collateral Agent, as Trustee and Paying Agent under the Morgan Stanley Senior Indenture, and as Warrant Agent under the Morgan Stanley Warrant Agreement, and the holders from time to time of the Units described therein.  Units issued by the Company that do not include Purchase Contracts issued by the Company (or include only Pre-paid Morgan Stanley Purchase Contracts) or otherwise do not involve obligations on the part of the holders of the Units may be issued under the Unit Agreement Without Holders’ Obligations dated as of August 29, 2008 (as may be amended from time to time, the “Morgan Stanley Unit Agreement Without Holders’ Obligations”) between the Company and The Bank of New York Mellon, as Unit Agent, as Trustee and Paying Agent under the Morgan Stanley Senior Indenture, and as Warrant Agent under the Morgan Stanley Warrant Agreement.  Depositary Shares representing fractional interests in shares or multiple shares of Preferred Stock, if any, will be issued under a preferred stock deposit agreement to be entered into among the Company, The Bank of New York Mellon, as Depositary, and the holders from time to time of depositary receipts issued thereunder (the “Deposit Agreement”).

The Debt Securities issued by MSFL (including, if any, certain Purchase Contracts issued by MSFL that require the holders thereof to satisfy their obligations thereunder when such Purchase Contracts are issued and settled in cash (“Cash-settled Pre-paid MSFL Purchase Contracts” and, together with Purchase Contracts issued by MSFL that contain a similar requirement but do not settle in cash, “Pre-paid MSFL Purchase Contracts”)), are to be issued from time to time as senior indebtedness of MSFL under a senior indenture dated as of February 16, 2016, among MSFL, as Issuer, the Company, as Guarantor, and The Bank of New York Mellon, as Trustee (as supplemented by a First Supplemental Senior Indenture dated as

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of November 16, 2017, and as may be further supplemented or amended from time to time, the “MSFL Senior Indenture” and, together with the Morgan Stanley Indentures, the “Indentures”), which senior indebtedness may include MSFL’s Global Medium-Term Notes, Series A (the “MSFL Senior Notes”).  The Warrants issued by MSFL, if any, will be issued under the Warrant Agreement dated as of February 16, 2016 (as may be amended from time to time, the “MSFL Warrant Agreement” and, together with the Company Warrant Agreement, the “Warrant Agreements”) among MSFL, as Issuer, the Company, as Guarantor, and The Bank of New York Mellon, as Warrant Agent.  The Purchase Contracts issued by MSFL (other than Cash-settled Pre-paid MSFL Purchase Contracts) and Units issued by MSFL, if any, may be issued under the Unit Agreement dated as of February 16, 2016 (as may be amended from time to time, the “MSFL Unit Agreement” and, together with the Company Unit Agreement, the “Unit Agreements”) among MSFL, as Issuer, the Company, as Guarantor, and The Bank of New York Mellon, as Unit Agent, as Collateral Agent, as Trustee and Paying Agent under the MSFL Senior Indenture, and as Warrant Agent under the MSFL Warrant Agreement, and the holders from time to time of the Units described therein.  Units issued by MSFL that do not include Purchase Contracts issued by MSFL (or include only Pre-paid MSFL Purchase Contracts) or otherwise do not involve obligations on the part of the holders of the Units may be issued under the Unit Agreement Without Holders’ Obligations dated as of February 16, 2016 (as may be amended from time to time, the “MSFL Unit Agreement Without Holders’ Obligations” and, together with the Company Unit Agreement Without Holders’ Obligations, the “Unit Agreements Without Holders’ Obligations”) among MSFL, as Issuer, Morgan Stanley, as Guarantor, and The Bank of New York Mellon, as Unit Agent, as Trustee and Paying Agent under the MSFL Senior Indenture, and as Warrant Agent under the MSFL Warrant Agreement.

The Indentures, the Unit Agreements Without Holders’ Obligations and the forms of the Warrant Agreements, the Unit Agreements, the Deposit Agreement, the Debt Securities, the Warrants, the Purchase Contracts, the depositary receipts evidencing the Depositary Shares and the Units are filed or incorporated by reference as exhibits to the Registration Statement.

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company or MSFL that we reviewed were and are accurate and (vii) all representations made by the Company or MSFL as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1.	When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof) or upon conversion or exercise of any security offered under the Registration Statement (the “Offered Security”), in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors of the Company, for the consideration approved by such

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Board of Directors (which consideration is not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully-paid and non-assessable.

2.	When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, including but not limited to the designation of the relative rights, preferences and limitations of such series of Preferred Stock by the Board of Directors of the Company and the proper filing with the Secretary of State of the State of Delaware of a Certificate of Designation relating to such series of Preferred Stock, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof), or upon conversion or exercise of any Offered Security, in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors, for the consideration approved by the Board of Directors (which consideration is not less than the par value of the Preferred Stock), such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.	When (A) the specific terms of a particular series of Debt Securities to be issued by the Company have been duly authorized and established in accordance with the relevant Morgan Stanley Indenture; (B) in the case of Debt Securities represented by a master note duly executed and authenticated in accordance with such Indenture, (i) such Debt Securities have been duly issued in accordance with such Indenture, (ii) the Trustee and/or a duly appointed paying agent has made, in accordance with the instructions of the Company, the appropriate entries or notations in its records relating to the master note that represents such Debt Securities and (iii) such Debt Securities have been delivered in accordance with the applicable underwriting or other distribution agreement against payment therefor; and (C) in the case of Debt Securities represented by a global note (other than a master note), such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with (i) such Indenture, and, if such Debt Securities are Morgan Stanley Senior Notes intended to be issued under the New Safekeeping Structure, effectuated by the relevant common safekeeper for Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking S.A., in accordance with the Morgan Stanley Senior Indenture, and (ii) the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith); provided that we express no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of such Debt Securities to the extent determined to constitute unearned interest.

4.	When (A) the specific terms of a particular series of Debt Securities to be issued by MSFL and guaranteed by the Company have been duly authorized and established in accordance with the MSFL Senior Indenture; (B) in the case of Debt Securities represented by a master note duly executed and authenticated in accordance with such Indenture, (i) such Debt Securities have been duly issued in accordance with such Indenture, (ii) the Trustee and/or a duly appointed paying agent has made, in accordance with the instructions of MSFL, the appropriate entries or notations in its records relating to the master note that represents such Debt Securities and (iii) such Debt Securities have been delivered in accordance with the applicable underwriting or

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other distribution agreement against payment therefor; and (C) in the case of Debt Securities represented by a global note (other than a master note), such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the MSFL Senior Indenture, as applicable, and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of MSFL and the related Guarantee will constitute a valid and binding obligation of the Company, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith); provided that we express no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above, (ii) any provision of the MSFL Senior Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of the Company’s obligation and (iii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of such Debt Securities to the extent determined to constitute unearned interest.

5.	When the specific terms of the Warrants to be issued by the Company have been duly authorized and established in accordance with the Morgan Stanley Warrant Agreement; and such Warrants have been duly authorized, countersigned, executed, issued and delivered in accordance with the Morgan Stanley Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith); provided that we express no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

6.	When the specific terms of the Warrants to be issued by MSFL and guaranteed by the Company have been duly authorized and established in accordance with the MSFL Warrant Agreement; and such Warrants have been duly authorized, countersigned, executed, issued and delivered in accordance with the MSFL Warrant Agreement, as applicable, and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of MSFL and the related Guarantee will constitute a valid and binding obligation of the Company, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith); provided that we express no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the MSFL Warrant Agreement that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of the Company’s obligation.

7.	When the specific terms of the Purchase Contracts (other than Pre-paid Purchase Contracts issued under a Morgan Stanley Indenture) and/or the Units to be issued by the Company have been duly authorized and established in accordance with the Morgan Stanley Unit Agreement and/or the Morgan Stanley Unit Agreement Without Holders’ Obligations, as applicable; and such Purchase Contracts and Units have been duly authorized, authenticated and/or

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countersigned, executed, issued and delivered in accordance with the Morgan Stanley Unit Agreement and/or the Morgan Stanley Unit Agreement Without Holders’ Obligations, as applicable, and the applicable underwriting or other agreement against payment therefor, such Purchase Contracts and Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith); provided that we express no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

8.	When the specific terms of the Purchase Contracts (other than Pre-paid Purchase Contracts issued under the MSFL Senior Indenture) and/or the Units to be issued by MSFL and guaranteed by the Company have been duly authorized and established in accordance with the MSFL Unit Agreement and/or the MSFL Unit Agreement Without Holders’ Obligations, as applicable; and such Purchase Contracts and Units have been duly authorized, authenticated and/or countersigned, executed, issued and delivered in accordance with the MSFL Unit Agreement and/or the MSFL Unit Agreement Without Holders’ Obligations, as applicable, and the applicable underwriting or other agreement against payment therefor, such Purchase Contracts and Units will constitute valid and binding obligations of MSFL and the related Guarantee will constitute a valid and binding obligation of the Company, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith); provided that we express no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Unit Agreement or the MSFL Unit Agreement Without Holders’ Obligations that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of the Company’s obligation.

9.	When the Deposit Agreement to be entered into in connection with the issuance of any Depositary Shares has been duly authorized, executed and delivered by the Depositary and the Company; the specific terms of the Depositary Shares have been duly authorized and established in accordance with the Deposit Agreement; and such Depositary Shares have been duly authorized, executed, issued and delivered in accordance with the Deposit Agreement and the applicable underwriting or other agreement against payment therefor, such Depositary Shares will constitute legal and valid interests in the corresponding shares of Preferred Stock, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith); provided that we express no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.

We wish to point out that the opinions in paragraph (3) above (except as to due authorization of the Debt Securities to be issued by the Company), the opinions in paragraph (4) above (except as to due authorization of the Debt Securities to be issued by MSFL and guaranteed by the Company), the opinions in paragraph (5) above (except as to due authorization of the Warrants to be issued by the Company), the opinions in paragraph (6) above (except as to due authorization of the Warrants to be issued by MSFL and guaranteed by the Company), the opinions in paragraph (7) above (except as to due authorization of the Purchase Contracts to be issued by the Company (other than Pre-paid Purchase Contracts issued under a

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Morgan Stanley Indenture) and/or Units to be issued by the Company), the opinions in paragraph (8) above (except as to due authorization of the Purchase Contracts to be issued by MSFL (other than Pre-paid Purchase Contracts issued under the MSFL Senior Indenture) and/or Units to be issued by MSFL and guaranteed by the Company) and the opinions in paragraph (9) above (except as to due authorization of the Depositary Shares) do not address any application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission to the Securities, the payments of principal or interest on which, or any other payment with respect to which, will be determined by reference to one or more currency exchange rates, commodities, securities issued by the Company or by MSFL or by entities affiliated or unaffiliated with the Company or MSFL, baskets of such securities or indices and on such other terms as may be set forth in the relevant pricing supplement specifically relating to the Securities.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, (i) the Board of Directors or Board of Managers, as applicable, or a duly authorized officer of the Company or MSFL, as applicable, shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded; (ii) the Company shall remain validly existing as a corporation in good standing under the laws of the State of Delaware; (iii) MSFL shall remain validly existing as a limited liability company in good standing under the laws of the State of Delaware, (iv) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (v) the Indentures, the Warrant Agreements, the Unit Agreements, the Unit Agreements Without Holders’ Obligations, the Deposit Agreement, the Debt Securities, Units, Warrants and Depositary Shares have been duly authorized, executed, authenticated (if applicable), effectuated (if applicable), countersigned (if applicable) and delivered by, and are each valid, binding and enforceable agreements of, each party thereto (other than as expressly covered above in respect of the Company or MSFL, as applicable); (vi) the Deposit Agreement and the Securities will be executed in substantially the form reviewed by us, and (vii) there shall not have occurred any change in law affecting the validity or enforceability of such Security.  We have also assumed that the terms of any Security whose terms are established subsequent to the date hereof and the issuance, execution and delivery of, and performance by the Company or MSFL, as applicable, pursuant to, any such Security (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company or MSFL, as applicable.

In connection with our opinion above, we note that, as of the date of this opinion, a judgment for money in an action based on Securities payable in foreign currencies in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars.  The date used to determine the rate of conversion of the foreign currency in which a particular Security is payable into United States dollars will depend upon various factors, including which court renders the judgment.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, except that we express no opinion as to (i) any law, rule or regulation that is applicable to the Company or MSFL, the documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement.  In addition, we consent to the following:

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(a)  If a pricing supplement relating to the offer and sale of any particular Morgan Stanley Senior Note or Morgan Stanley Senior Notes is prepared and filed by the Company with the Commission on this date or a future date and the pricing supplement contains a reference to us and our opinion substantially in the form set forth below, this consent shall apply to the reference to us and our opinion in substantially such form:

“In the opinion of Davis Polk & Wardwell LLP, as special counsel to the Company, [when the notes offered by this pricing supplement have been executed and issued by the Company, authenticated by the trustee pursuant to the Senior Indenture [, effectuated by the common safekeeper for Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking S.A.] and delivered against payment as contemplated herein] [when the notes offered by this pricing supplement have been issued by the Company pursuant to the Senior Indenture, the trustee and/or paying agent has made, in accordance with the instructions from the Company, the appropriate entries or notations in its records relating to the master note that represents such notes (the “master note”), and such notes have been delivered against payment as contemplated herein], such notes will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to [(i)] the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above [and (ii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the notes to the extent determined to constitute unearned interest].  This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, except that counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to the Company, the Senior Indenture, the notes (together with the Senior Indenture, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security.  In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Senior Indenture and its authentication of the [notes [, the common safekeeper’s effectuation of the notes,]] [master note] and the validity, binding nature and enforceability of the Senior Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 23, 2026, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by the Company on February 23, 2026.  [This opinion is also subject to the discussion, as stated in such letter, of the enforcement of notes denominated in a foreign currency.]”

(b)  If a pricing supplement relating to the offer and sale of any particular Morgan Stanley Subordinated Note or Morgan Stanley Subordinated Notes is prepared and filed by the Company with the Commission on this date or a future date and the pricing supplement contains a reference to us and our opinion substantially in the form set forth below, this consent shall apply to the reference to us and our opinion in substantially such form:

“In the opinion of Davis Polk & Wardwell LLP, as special counsel to the Company, when the notes offered by this pricing supplement have been executed and issued by the Company, authenticated by the trustee pursuant to the Subordinated Indenture and delivered against payment as contemplated herein, such notes will be valid and binding

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obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to [(i)] the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above [and (ii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the notes to the extent determined to constitute unearned interest].  This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, except that counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to the Company, the Subordinated Indenture, the notes (together with the Subordinated Indenture, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security.  In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Subordinated Indenture and its authentication of the notes and the validity, binding nature and enforceability of the Subordinated Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 23, 2026, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by the Company on February 23, 2026.  [This opinion is also subject to the discussion, as stated in such letter, of the enforcement of notes denominated in a foreign currency.]”

(c)  If a pricing supplement relating to the offer and sale of any particular Warrant or Warrants to be issued by the Company is prepared and filed by the Company with the Commission on this date or a future date and the pricing supplement contains a reference to us and our opinion substantially in the form set forth below, this consent shall apply to the reference to us and our opinion in substantially such form:

“In the opinion of Davis Polk & Wardwell LLP, as special counsel to the Company, when the warrants offered by this pricing supplement have been executed and issued by the Company, countersigned by the warrant agent pursuant to the Warrant Agreement and delivered against payment as contemplated herein, such warrants will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above.  This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, except that counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to the Company, the Warrant Agreement, the warrants (together with the Warrant Agreement, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security.  In addition, this opinion is subject to customary assumptions about the warrant agent’s authorization, execution and delivery of the Warrant Agreement and its countersignature to the warrants and the validity, binding nature and

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enforceability of the Warrant Agreement with respect to the warrant agent, all as stated in the letter of such counsel dated February 23, 2026, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by the Company on February 23, 2026.”

(d)  If a pricing supplement relating to the offer and sale of any particular MSFL Senior Note or MSFL Senior Notes is prepared and filed by MSFL with the Commission on this date or a future date and the pricing supplement contains a reference to us and our opinion substantially in the form set forth below, this consent shall apply to the reference to us and our opinion in substantially such form:

“In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, [when the notes offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Indenture and delivered against payment as contemplated herein] [when the notes offered by this pricing supplement have been issued by MSFL pursuant to the MSFL Senior Indenture, the trustee and/or paying agent has made, in accordance with the instructions from MSFL, the appropriate entries or notations in its records relating to the master note that represents such notes (the “master note”), and such notes have been delivered against payment as contemplated herein], such notes will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above [,] [and] (ii) any provision of the MSFL Senior Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee [and (iii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the notes to the extent determined to constitute unearned interest].  This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, except that counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to Morgan Stanley or MSFL, the MSFL Senior Indenture, the notes (together with the MSFL Senior Indenture, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security.  In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Indenture and its authentication of the [notes] [master note] and the validity, binding nature and enforceability of the MSFL Senior Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 23, 2026, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by the Company on February 23, 2026.  [This opinion is also subject to the discussion, as stated in such letter, of the enforcement of notes denominated in a foreign currency.]”

(e)  If a pricing supplement relating to the offer and sale of any particular Warrant or Warrants to be issued by MSFL is prepared and filed by MSFL with the Commission on this date or a future date and the pricing supplement contains a reference to us and our opinion substantially in the form

February 23, 2026	10

set forth below, this consent shall apply to the reference to us and our opinion in substantially such form:

“In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the warrants offered by this pricing supplement have been executed and issued by MSFL, countersigned by the warrant agent pursuant to the MSFL Warrant Agreement and delivered against payment as contemplated herein, such warrants will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Warrant Agreement that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee.  This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, except that counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to Morgan Stanley or MSFL, the MSFL Warrant Agreement, the warrants (together with the MSFL Warrant Agreement, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security.  In addition, this opinion is subject to customary assumptions about the warrant agent’s authorization, execution and delivery of the MSFL Warrant Agreement and its countersignature to the warrants and the validity, binding nature and enforceability of the MSFL Warrant Agreement with respect to the warrant agent, all as stated in the letter of such counsel dated February 23, 2026, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by the Company on February 23, 2026.”

In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP

February 23, 2026	11